Exhibit 10.1

X FINANCIAL

AMENDED AND RESTATED 2015 GLOBAL SHARE INCENTIVE PLAN

1.                                      Purposes of the Plan. The purposes of this Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility; and

•                                          to promote the value of the Company.

Capitalized terms not otherwise defined herein are defined in Section 2.

2.                                      Definitions. As used herein, the following definitions will apply:

(a)                                 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                                 “Affiliate” means any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Administrator and (iii) any other company which the Administrator determines should be treated as an “Affiliate.”

(c)                                  “Applicable Laws” means the requirements relating to the administration of equity- based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan, including but not limited to applicable laws of the People’s Republic of China and the Cayman Islands.

(d)                                 “Articles of Association” means the Company’s Memorandum and Articles of Association and all amendments thereto.

(e)                                  “Award” means, individually or collectively, a grant under the Plan of any Option, SAR, Restricted Stock, RSU, Performance Award or Other Stock-Based Award granted under the Plan.

(f)                                   “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. The Award Document is subject to the terms and conditions of the Plan.

(g)                                  “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(h)                                 “Board” means the Board of Directors of the Company.

(i)                                     “Cause” means, with respect to the termination of the Participant’s service by the Company or its Subsidiary, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, as determined by the Administrator are at its sole discretion, such Participant’s:

(i)                                     indictment for any crime (A) constituting a felony, or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of a Participant’s duties to the Company or any of its subsidiaries, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any of its subsidiaries;

(ii)                                  having been the subject of any order, judicial or administrative, obtained or issued by the Securities and Exchange Commission for any securities violation involving fraud, including, for example, any such order consented to by the Participant in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied;

(iii)                               conduct, in connection with his or her employment or service, which is not taken in good faith and has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any of its subsidiaries;

(iv)                              willful violation of the Company’s code of conduct or other material policies set forth in the manuals or statements of policy of the Company or any of its subsidiaries;

(v)                                 willful neglect in the performance of a Participant’s duties for the Company or any of its subsidiaries or willful or repeated failure or refusal to perform such duties; or

(vi)                              material breach of any applicable employment agreement or other agreement with the Company.

The occurrence of any such event described in clauses (ii) through (v) that is susceptible to cure or remedy shall not constitute Cause if such Participant cures or remedies such event within 30 (thirty) days after the Company provides notice to such Participant.

(j)                                    “Change in Control” means the occurrence of any of the following events:

(i)                                     Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that a Person (as defined as below) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or

(ii)                                  Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)                               Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(j), Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

(k)                                 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(l)                                     “Committee” means a committee of individuals satisfying Applicable Laws and appointed by at least a majority of the Board from time to time, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(m)                             “Company” means X FINANCIAL, a company incorporated and existing under the laws of the Cayman Islands, or any successor thereto.

(n)                                 “Consultant” means any Person, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to provide services (other than capital-raising services), and is compensated for such services, including any Director and any member of the supervisory board or director of any Affiliate or Parent, whether compensated for such services or not.

(o)                                 “Continuous Service Status” means the absence of any interruption or Termination of Service as an Employee, Director or Consultant, or as a director of a Parent. Continuous Service Status as an Employee, Director or Consultant, or a director of a Parent shall not be considered interrupted or terminated in the case of: (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

(p)                                 “Director” means a member of the Board.

(q)                                 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)                                    “Employee” means any Person, including officers and Directors, but not non-employee Directors, employed by the Company or any Parent or Subsidiary of the Company.

(s)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)                                    “Fair Market Value” means, as of any date, the value of an Ordinary Share determined as follows:

(i)                                     If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation New York Stock Exchange (“NYSE”), its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Ordinary Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)                               In the absence of the circumstances as set forth in Clauses (i) and (ii), the Fair Market Value will be determined in good faith by the Administrator.

(u)                                 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(v)                                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)                               “Option” means an option to purchase Shares granted pursuant to the Plan.

(x)                                 “Ordinary Shares” means the ordinary shares of a par value of US$0.0001 each of the Company.

(y)                                 “Other Stock-Based Award” means an Award granted pursuant to Section 9 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator.

(z)                                  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(aa)                          “Participant” means the holder of an outstanding Award.

(bb)                          “Performance Award” means an Award granted pursuant to Section 8.

(cc)                            “Performance Period” means the period established by the Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Administrator with respect to such Award are measured.

(dd)                          “Person” means a natural Person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organization.

(ee)                            “Plan” means this X Financial Amended and Restated 2015 Global Share Incentive Plan, as amended.

(ff)                              “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

(gg)                            “Restricted Stock” means any Share granted in accordance with the provisions of Section 7.

(hh)                          “RSU” means a contractual right granted in accordance with the provisions of Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(ii)                                  “SAR” means any right granted in accordance with the provisions of Section 6 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(jj)                                “Service Provider” means any Employee, Director, Consultant, or any other Person providing services to the Company, or any Parent, Subsidiary or Affiliate.

(kk)                          “Share” means an Ordinary Share, as adjusted in accordance with Section 14 of the Plan.

(ll)                                  “Subsidiary” means any company or entity in which the Company directly or indirectly owns or controls beneficially more than half of the voting shares it issues.

(mm)                  “Termination of Service” means:

(i)                                     in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an Employee;

(ii)                                  in the case of a Participant who is a non-employee Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii)                               in the case of a Consultant or another Service Provider who is not an Employee, the effective date of the cessation of the performance of services for the Company or a Subsidiary;

provided, however, that in the case of an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Administrator determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board or a consultant or other advisor shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate.

3.                                      Shares Subject to the Plan.

(a)                                 Shares Subject to the Plan. The maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 95,849,500. The Shares may be authorized but unissued, or reacquired Ordinary Shares.

(b)                                 Lapsed Awards. If an Award or an equity-based award granted under a prior plan of the Company expires or becomes unexercisable without having been exercised in full, the Shares unvested which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14(a), the maximum number of Shares that may be issued upon the exercise or settlement of Awards will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c)                                  Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)                                 Allotment of Shares. Shares allotted as Awards may include all or part of any authorized but unissued Shares, treasury Shares (subject to Applicable Law) or any Shares acquired from an open market. In addition, in the settlement of any Awards, the Administrator may, at its own discretion, decide to allot American Depository Receipts of the same number in replacement of any Shares that should be allotted as Awards. Where one American Depository Receipt does not represent one Share, the restrictive provision in Section 3(a) shall be adjusted to reflect the allotment of American Depository Receipts.

4.                                      Administration of the Plan.

(a)                                 Administration Body. The Plan will be administered by (A) the Board or (B) where a Committee has been established in the Company, the Committee.

(b)                                 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                                     to approve forms of Award Documents for use under the Plan and any amendment to the forms of Award Documents;

(ii)                                  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(iii)                               to determine the Fair Market Value, as provided in Section 2(t)(iii);

(iv)                              to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(v)                                 to modify or amend each Award (subject to Section 24(b) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option and a SAR (subject to  Section 5(f) and Section 6(c), respectively).

(c)                                  Effect of Administrator’s Decision. The Administrator’s judgments, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)                                 Authorization of the Board. Except as otherwise provided in Section 4(b) and the other provisions herein, the Administrator shall be authorized to determine the following matters (the Administrator may further delegate or instruct one or more Directors or one or more officers of the Company to implement the Plan pursuant to this Section 4):

(i)                                     to select the Service Providers to whom Awards may be granted hereunder;

(ii)                                  to determine the number of Shares to be covered by each Award granted hereunder;

(iii)                               to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(iv)                              to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(v)                                 to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 19;

(vi)                              to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(vii)                           to make all other determinations deemed necessary or advisable for administering the Plan.

5.                                      Options. The Administrator is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine.

(a)                                 Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b)                                 Type of Award. The Administrator shall designate any Award granted to an U.S. tax resident under the Plan as an “Incentive Stock Option” or a “Nonstatutory Stock Option”. Such designation shall be provided in the Award Document. Where any Option granted under the Plan to any U.S. tax resident is not expressly designated as an “Incentive Stock Option” in the applicable Award Document, then such an Option shall be deemed as a “Nonstatutory Stock Option” under the Plan, rather than an “Incentive Stock Option” under Section 422 of the Code. The Administrator may, according to any laws or regulations of the place of residence of any non-U.S.-tax-resident applicable to Options, grant any Award under the Plan to such non-U.S. tax-resident.

(c)                                  Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion to determine and set specific performance appraisal as the condition of grant for the Participant.

(d)                                 Award Document. Each Award of an Option will be evidenced by an Award Document that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such  other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Limitations. Each Option will be designated in the Award Document as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 5(e), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(f)                                   Term of Option. The term of each Option will be stated in the Award Document; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Document.

(g)                                  Option Exercise Price and Consideration.

(i)                                     Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who has owned Shares representing more than ten percent (10%) of the voting power of all classes of Shares of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 5(g)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant to the extent permitted by the Administrator and the Applicable Laws.

(ii)                                  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                               Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the number of Shares otherwise deliverable upon exercise of such Options with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(h)                                 Exercise of Option.

(i)                                     Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Document. An Option may not be exercised for a fraction of a Share.

Subject to the other relevant provisions in the Plan, an Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the Person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Document and the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the register of members of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.                                      Stock Appreciation Rights. The Administrator is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine.

(a)                                 Tandem Awards. SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”).

(b)                                 Award Document. Each Award of a SAR will be evidenced by an Award Document that will specify the exercise price, the term of the SAR, the number of Shares subject to the SAR, the exercise restrictions, if any, applicable to the SAR, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)                                  Term of SARs. The term of each SAR will be stated in the Award Document; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.

(d)                                 SAR Exercise Price and Consideration.

(i)                                     Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of a SAR will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)                                  Waiting Period and Exercise Dates. At the time a SAR is granted, the Administrator will fix the period within which the SAR may be exercised and will determine any conditions that must be satisfied before the SAR may be exercised.

(e)                                  Exercise of the SAR.

(i)                                     Procedure for Exercise; Rights as a Shareholder. Any SAR granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Document. A SAR may not be exercised for a fraction of a Share.

Subject to the other relevant provisions in the Plan, a SAR will be deemed exercised when the Company receives notice of exercise (in such form as the Administrator may specify from time to time) from the Person entitled to exercise the SAR. Until the Shares are issued (as evidenced by the appropriate entry on the register of members of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares subject to a SAR, notwithstanding the exercise of the SAR.

The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising a SAR in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the SAR, by the number of Shares as to which the SAR is exercised.

(ii)                                  Form of Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Administrator.

7.                                      Restricted Stock and RSUs. The Administrator is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine.

(i)                                     Award Document. The applicable Award Document shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(ii)                                  Restrictions; Rights as a Shareholder. Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Administrator may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, no adjustment will be made for the dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(iii)                               Issuance. Any Share of Restricted Stock granted under the Plan may be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or the issuance of a stock certificate or certificates). In the event that any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)                              Settlement of RSU Awards. The Administrator may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

8.                                      Performance Awards. The Administrator is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine.

(a)                                 Denomination; Rights as a Shareholder. Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Administrator. In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Administrator. If the Performance Award relates to Shares on which dividends are declared during the period that the Award is outstanding, no adjustment will be made for the dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(b)                                 Performance Criteria. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any Applicable Laws, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c)                                  Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Administrator. Performance Awards will be settled only after the end of the relevant Performance Period. The Administrator may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

9.                                      Other Stock-Based Awards. The Administrator is authorized, subject to limitations under Applicable Laws, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Administrator. The Administrator shall determine the terms and conditions of such Awards.

10.                               Effect of Termination of Service on Awards.

(a)                                 Generally.

(i)                                     Termination other than for Cause. Unless otherwise provided by the Administrator or the Award Document, where a Participant is not vested as to his or her entire Award on the date that the Participant ceases to be a Service Provider, (i) the unvested portion of the Award shall be immediately forfeited without consideration and (ii) the Shares covered by the unvested portion of the Award will revert to the Plan.

(ii)                                  Dismissal for Cause. Unless otherwise provided in this Plan or the Award Document, where the Company or its Subsidiary, based on any Cause, dismisses a Participant or terminates a Participant’s service so that the Participant ceases to be a Service Provider, such Participant’s Awards shall be terminated when his/her employment relationship is terminated, whether or not such Awards are vested, and/or whether or not such Awards are exercisable or can be settled, and the Shares under such Awards will be returned to the Plan.

(b)                                 Options and SARs.

(i)                                     Termination of Relationship as a Service Provider. Unless otherwise provided in the Award Document, if a Participant who (i) made prominent contributions to the development of the Company and is a Service Provider for more than 5 years, and (ii) upon approval from the compensation committee of the Company (or the Administrator), ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or Cause, the Participant may exercise his or her Option or SAR within three (3) months of termination, or such longer period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Document) to the extent that the Option or SAR is vested on the date of termination. If after termination the Participant does not exercise his or her Option or SAR within the time specified by the Administrator, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(ii)                                  Disability of Participant. Unless otherwise provided in the Award Document, if a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR within six (6) months of termination, or such longer period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Option as set forth in the Award Document) to the extent the Option or SAR is vested on the date of termination. If after termination the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

(iii)                               Death of Participant. . Unless otherwise provided in the Award Document, if a Participant dies while a Service Provider, the Option or SAR may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Document) to the extent that the Option or SAR is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate or by the Person(s) to whom the Option or SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR will terminate, and the Shares covered by such Option or SAR will revert to the Plan.

11.                               Compliance with Code Section 409A. For any U.S. tax resident, the Plan and each Award Document under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted accordingly, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

12.                               Leaves of Absence/Transfer between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.                               Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will or (ii) by the laws of descent and distribution.

14.                               Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator will, in order to prevent enlargement or diminution of the benefits or potential benefits intended to be made available under the Plan, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)                                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Merger or Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the preceding paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control; (iv) (A) Awards will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Awards or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Awards or realization of the Participant’s rights, then such Awards may be terminated by the Company without payment), or (B) such Awards will be replaced with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

For any U.S. tax resident, notwithstanding anything in this Section 14(c) to the contrary, if a payment under an Award Document is subject to Code Section 409A and if the Change in Control definition contained in the Plan or the Award Document does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any excess taxes applicable under Code Section 409A.

15.                               Cash Consideration. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.

16.                               Tandem Awards. Awards may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

17.                               Methods of Payment. Subject to the terms of the Plan and Section 11, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, check, promissory note, other Shares, cashless exercise, net settlement or any combination of the foregoing methods of payment, as determined by the Administrator in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

18.                               Share Certificate. Notwithstanding anything in the Plan to the contrary, the Company shall not be required to issue or deliver, or may postpone the issuance or delivery of, any certificate to prove any Share pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificate is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange in which such Shares are listed or traded. All Share certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws and the rules of the New York Stock Exchange or any other national stock exchange or automated quotation system in which such Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may also require any Participant to make such reasonable covenants, agreements or representation as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, as may be imposed in the discretion of the Administrator.

19.                               Tax Withholding.

(a)                                 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to pay all taxes as required by any Applicable Laws related to such Award(or exercise thereof).

(b)                                 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the statutory amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

20.                               No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

21.                               Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

22.                               Term of Plan. Subject to Section 27 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 23(a), it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

23.                               Amendment and Termination of the Plan and Awards.

(a)                                 Amendment and Termination of the Plan. Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Document or in the Plan, the Board may, in accordance with the Articles of Association, amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by Applicable Laws or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Laws, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 25(e). Notwithstanding anything to the contrary in the Plan, the Administrator may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(b)                                 Amendment or Termination of Awards. The Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 14 and Section 25, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with Applicable Laws, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 25(d); provided further that, except as provided in Section 14 the Administrator shall not without the approval of the Company’s shareholders (a) lower the exercise price per Share of an Option or SAR after it is granted or take any other action that would be treated as a repricing of such Award under the rules of the principal stock market or exchange on which the Company’s Shares are quoted or traded, or (b) cancel an Option or SAR when the exercise price per Share exceeds the Fair Market Value in exchange for cash or another Award (other than in connection with a Change in Control).

Except as provided in Section 8(b), the Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 14) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(c)                                  Board’s Approval. Any amendment to the Plan made by the Company for complying with Applicable Laws must be adopted by the Board in accordance with the Articles of Association.

(d)                                 Effect of Amendment or Termination of the Plan or Awards. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator. The termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

24.                               Prohibition on Option and SAR Repricing. Except as provided in Section 14, the Administrator may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Stock, RSU, Performance Award or Other Stock-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

25.                               Conditions upon Issuance of Shares.

(a)                                 Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations. As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)                                  Restrictive Covenants; Minimum Stock Ownership Requirements. Without limiting the generality of Section 25(d), the Administrator may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum stock ownership requirements, as it deems necessary or appropriate in its sole discretion.

(d)                                 Restrictions. The Administrator may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Administrator may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(e)                                  Clawback. Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Administrator or Board may adopt from time to time, including policies and procedures to implement Applicable Laws, stock market or exchange rules and regulations or accounting or tax rules and regulations.

26.                               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

27.                               Board Approval. The Plan will be subject to approval by the Board of the Company. Such Board approval will be obtained in the manner and to the degree required under Applicable Laws and Articles of Association.

28.                               Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)                                 administering and maintaining Participant records;

(b)                                 providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c)                                  providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(d)                                 transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

29.                               Governing Law. The Plan is governed by the substantive laws of the Cayman Islands, excluding its rules for conflict of law.

30.                               Indemnification. To the extent allowable pursuant to the Applicable Laws, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled pursuant to the Company’s Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.